ACCOUNTS RECEIVABLE PURCHASE & SECURITY AGREEMENT

This Accounts Receivable Purchase & Security Agreement (the "Agreement"), effective January 11, 2012. Is entered into by and between SOUTHERN PRODUCTS, INC. a Nevada Corporation doing business as SIGMAC USA (hereafter "Client") and PACIFIC BUSINESS CAPITAL CORPORATION. a California corporation (hereinafter "PBCC"). The parties agree as follows:

PURPOSE OF AGREEMENT

1. Client desires to obtain short term financing by factoring. selling and assigning to PBCC acceptable accounts receivable at a discount below face value. The purpose of this financing is commercial in nature, and not for household. family, and/or personal use.

DEFINITIONS

2. "Account" or "Account Receivable" means any right to payment of a monetary obligation as defined in Commercial Code Section 9102 and includes, without limitation, for goods sold, leased, and/or delivered, or services rendered which are not evidenced by an instrument or chattel paper.

3. "Acceptable Account" means an Account conforming to the warranties and terms set forth herein.

4. "Customer" means Client's customer or the account debtor.

5. "Client" means the seller and assignor of the Accounts.

6. "Collateral" means the intangible or tangible property given as security to PBCC by Client for any obligations and liabilities of Client to PBCC under this Agreement.

7. "Warrant" means to guarantee, as a material element of this Agreement. Each separate warranty herein is also an independent condition to PBCC's duties under this Agreement.

8. "Credit Problem" means a customer is unable to pay his debts because of insolvency. the filing of a voluntary petition in bankruptcy, the quitting of business, and the like.

9. "Customer Dispute" means a claim, by customer against Client, of any kind whatsoever, that reduces the amount collectible from customer by PBCC.

(a) A "Customer Dispute" may arise from any kind of disagreement between customer and Client whatsoever, valid or invalid.

(b) A "Customer Dispute" may arise at anytime, both before and/or after the signing of this agreement or the purchase of the Account.

WARRANTIES AND COVENANTS BY CLIENT

10. As an inducement for PBCC to enter into this Agreement, and with full knowledge that the truth and accuracy of the warranties in this Agreement are being relied upon by PBCC instead of the delay of a complete credit investigation, Client warrants and/or covenants that:

11 Client is properly licensed and authorized to operate its business under the trade name of SIGMAC USA and Client's trade name(s) has been properly filed and published as required by applicable law.

12. Client's business is solvent, and Client has made and shall continue to make timely payment on deposit of any tax required to be deducted and withheld by Client from the wages of any employee of Client.

13. Each customer's business is solvent to the best of Client's information and knowledge.

14. Client is, at the time of purchase by PBCC the lawful owner of and has good and undisputed title to the Accounts purchased by PBCC.

15. Each Account offered for sale to PBCC is an accurate and undisputed statement of indebtedness by customer to Client for a certain sum which is due and payable in thirty days or less. or within such time as is agreed to, in writing, by PBCC and Client.

16. Each Account offered for sale to PBCC is an accurate statement of a bonafide sale, delivery and acceptance of merchandise or performance of service by Client to customer.

1 Client does not own, control or exercise dominion over. in any way whatsoever. the business of any customer/account debtor to be factored by Client to PBCC.

18. All financial records, statements, books or other documents shown to PBCC by Client at anytime. Either before or after the signing of this Agreement are true and accurate.

19, Client will not, under any circumstances or in any manner whatsoever, interfere with any of PBCC’s rights

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under this Agreement.

20. Client will not factor or sell Accounts except to PBCC for the period of this Agreement, and/or for as long s any indebtedness whatsoever remains owing by Client to PBCC.

21. Client has not transferred, pledged or granted a security interest in Client's Accounts or other personal property to any other party which Client has not fully disclosed in \\Titing to PBCC and Client \\ill not transfer, pledge or grant a security interest to any other party in said Accounts or personal properly for the term of this Agreement and for as long as Client is indebted to PBCC hereunder.

22. Client will not change or modify the terms of the original Account with customer unless PBCC first consents to such change in writing. For example. Client may not extend credit to a customer beyond thil1y days without prior written consent from PBCC.

23. Client shall not consent to the placement of any lien, security interest or encumbrance upon Client's fixtures. personal property of any type and wherever located except upon \written notice to PBCC, and Client shall provide written notice to PBCC within ten days of Client obtaining any knowledge, from any source, of the filing, recording or perfection by any means, of any non-consensual lien, claim or encumbrance against the aforementioned property of Client.

24. Client will maintain such insurance covering Client's business and/or the property of Client's customers as is customary for businesses similar to the business of Client and, at the request of PBCC, name PBCC as loss payee of such insurance.

25. Client will notify PBCC in writing prior to any change in the location of Client's place of business or, if Client has or intends to acquire any additional place(s) of business, or prior to any change in Client's chief executive office, the office or offices where Client's books and records concerning Accounts are kept.

26. Client will immediately notify PBCC in writing of any proposed change of Client's name, identity, legal entity, corporate structure, use of additional trade name(s), and/or any proposed change in any of the officers, principals, partners, and/or owners of Client.

FURTHER PROMISES

27. SECURITY INTEREST/COLLATERAL: As a further inducement for PBCC to enter into this Agreement, Client gives to PBCC, as collateral for the repayment of any and all obligations and liabilities whatsoever of Client to PBCC, a security interest, under the Uniform Commercial Code, in the following described property hereinafter collectively called "Collateral": ALL ASSETS, including, without limitation. any and all presently existing, or hereafter arising, now owned or hereafter acquired Accounts, Accounts Receivable. contract rights, chattel paper, choses in action, documents, instruments, reserves, reserve accounts, rebates, and general intangibles, and all books and records pertaining to Accounts and all proceeds of the foregoing property, and all properly set forth in Exhibit "A" attached hereto and incorporated by reference herein.

28. NOTIFICATION: PBCC may at any time and at its sole discretion notify any customer/account debtor of Client to make payments directly to PBCC.

29. ASSIGNMENT: Client shall from time to time at Client's option sell, transfer and assign Accounts to PBCC and said Accounts shall be identified by separate and subsequent written assignments on a form to be provided to Client by PBCC known as Schedule of Accounts.

30. APPROVAL: PBCC will not purchase an Account unless such Account is first submitted to PBCC by Client for approval. PBCC is not obligated to buy any Account from Client.

31. DISCOUNT: PBCC agrees to buy Acceptable Accounts from Client at a minimum discount (fee) of .813 Percent (.00813) of the face value of each Account.

32. RESERVE: PBCC may reserve and withhold an amount in a reserve account equal to Twenty Percent (20%) or more of the gross face amount of all Accounts purchased. Said reserve account may be held by PBCC and applied by PBCC against charge-backs or any obligations of Client to PBCC known or anticipated, and said reserve account is not due and payable to Client until any and all such obligations are fully paid and/or satisfied. Client gives to PBCC a security interest in this reserve account \\hich secures all obligations and indebtedness arising hereunder. 33. PURCHASE TERMS: The purchase price for each Acceptable Account shall be the gross amount due of each Account. less PBCC's earned discount of .813 Percent (.00813) of said gross amount. In the event that an) Account remains unpaid after the fifteenth (l5th) from the date said Account was purchased by PBCC, the purchase price shall be reduced by an additional service discount of 0.54 Percent (.00054) per day, until said Account

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is paid in full commencing from the sixteenth (16th) day after purchase of each such Account. The additional service discount shall be consideration for PBCC's prolonging the period its funds are outstanding and the additional services required in collecting Accounts which are paid the initial fifteen (15) day period contemplated in this Agreement. The service discount fees stated herein assume an advance rate of eighty percent (80%). In the event the advance rate is more or than eighty percent the service discount fees applicable thereto shall be adjusted pro-rata, as applicable, in order to maintain the same effective yield assuming an eighty percent (80%) advance rate. PBCC will not apply any partial payments against factored invoices. Partial payments shall be held by PBCC until such time as the Client repurchases the invoice(s) in full and complete payment is received from the customer. PBCC shall continue to charge its full service fee on the gross invoice amount until full payment is received. PBCC reserves the right to renegotiate its discount rate on specific Accounts, and/or all Accounts purchased pursuant to this Agreement, as market conditions, interest rates, and credit risks warrant. Any payments received by Client on PBCC's Accounts shall be the sole property of PBCC and Client agrees and commits to hold the exact payment instrument, (e.g., check received from any account debtor in partial or full settlement of Accounts sold to PBCC) and to remit to PBCC said payment instrument immediately. The receipt of any check or other items of payment from account debtors or Client, shall not be considered a payment on account until such check or other item of payment is presented to PBCC's bank for payment, in which event, said check or other item of payment shall be deemed to have been paid to PBCC three (3) calendar days after advise of receipt of funds in PBCC's account at WELLS FARGO BANK located in Orange County California. Should Client intercept and deposit checks into Client's bank account which represent payment on any invoice(s) purchased by PBCC and fail to reimburse PBCC for the full amount of such intercepted funds within two (2) business days after receipt of funds by Client, in addition to the discounts earned and due under the terms of this Agreement, Client shall forfeit the entire initial reserve associated with the invoices involved as well as be charged any and all reasonable collection and/or legal fees associated with the collection of the same.

34. RESERVES. As set forth in Paragraph 32 above, the reserve shall be held by PBCC and applied to any obligations of Client to PBCC including all discounts earned. PBCC will pay (i.e. rebate) to Client the balance of the reserve account, after deducting all discounts earned (PBCC fees), hard costs (legal fees and other collection charges, UPS and other freight charges, and any other advances required before an Account can be collected), charge backs (e.g. short payment because of customer deductions, Client-intercepted payments), on each Account included on the Schedule of Accounts. PBCC will generally rebate the reserve on an invoice by invoice basis, but retains the right under appropriate circumstances to delay payment of the reserve until all the Accounts included on the Schedule of Accounts have been collected in full by PBCC. Reserve account rebates shall be paid once each week on the same day (i.e. every Monday for schedules paid in full by 12:00 pm of the preceding Monday, Tuesday or Wednesday, and every Wednesday for schedules paid in full by 12:00 pm of the preceding Thursday or Friday). Any sums received by PBCC with regard to an Account shall be applied as specified in the payment or, if not readily ascertainable, against the oldest Account of that customer. Any reserve money owing to Client may be held by PBCC in PBCC's sole discretion as further security for payment of any and all obligations owing by Client to PBCC. In the event that Client intercepts any funds due to PBCC, any sums due as a result of such intercept may be charged against any reserves otherwise due Client.

35. REQUIRED FORMS: When Client offers a Schedule of Accounts to PBCC for sale, PBCC shall receive an original invoice(s) together with one copy thereof, a copy of the Bill of Lading, Proof of Delivery, Contract or Purchase Order, and/or a Purchase Order number which corresponds with such invoice(s), and any other necessary documents as appropriate to the business of Client.

36. RECOURSE: PBCC will have recourse against Client in any of the following events;

(a) If the Customer or Account has a Credit Problem (as defined in Paragraph 8);

(b) If the Customer asserts a claim of or offset of any kind against Client or PBCC;

(c) If an invoice purchased by PBCC remains uncollected after 90 days of the invoice date;

(d) If the Client has breached any warranties or promises. or has misrepresented any material facts, with respect to this Agreement or any unpaid account;

(e) If the Client has contributed to, or aggravated Customer's credit problem or ability to pay, or Client directly or indirectly interferes with PBCC's to collect the unpaid and

(f) If the Client and Customer are involved in a dispute kind which remains unresolved for more than of validity.

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PBCC may require the Client to repurchase these accounts or invoices, as the case may be. The repurchase price shall include PBCC's purchase price plus applicable factoring fees, or earned discounts, as set forth in this Agreement. Should Client fail to repurchase each uncollected invoice or account within five (5) days after receiving written notice from PBCC, PBCC may apply any and all monies due Client held by PBCC including advances, rebates and collections of non-factored invoices, to the invoices or accounts to be repurchased. or PBCC may seek recovery through any other remedies legally available to it. Furthermore, if Client has materially breached any warranties or promises in this Agreement, misrepresented any material facts with regard to the accounts purchased by PBCC, or is in default as defined in this Agreement, PBCC reserves the right to require the Client to repurchase all the outstanding accounts held by PBCC for the repurchase price defined above.

37. NOTICE OF DISPUTE: Client will immediately notify PBCC of any disputes between customer and Client.

38. PAYMENT OF DISPUTED ACCOUNT: Client will immediately pay to PBCC the full amount of any Account subject to a Customer Dispute (see Paragraph 9 for definition) of any kind whatsoever.

39. SETTLEMENT OF DISPUTE: PBCC may settle any dispute with customer. Such settlement does not relieve Client of final responsibility for such Accounts.

40. CHARGE-BACK: If Client does not fully settle the dispute with immediacy, PBCC may, in addition to any other remedies under this Agreement, charge back or sell back the Account to Client.

41. CHARGE-BACK FOR INVOICING ERROR: Mistaken, incorrect and/or erroneous invoicing, submitted by Client to PBCC may, at PBCC's discretion be deemed a disputed invoice and be charged back to Client.

42. STATEMENT OF CHARGE-BACK: PBCC shall identify in writing all charge-backs and provide to Client a written statement thereof. Said statement shall be deemed an "Account Stated" between Client and PBCC as to said charge-backs except for any errors of which Client shall have notified PBCC in writing within fifteen (15) days after the date of receipt by Client of said statement

43. SOLE PROPERTY: Once PBCC has purchased an Account, the payment from customer as to that Account is the sole property of PBCC. Any interference by Client with this payment will result in civil and/or criminal liability.

44. HOLD IN TRUST: Client will hold in trust and safekeeping. as the property of PBCC, and immediately turn over to PBCC the identical check or other form of payment received by Client, whenever any payment on an Account purchased by PBCC comes into Client's possession. Should Client come into possession of a check comprising payments owing to both Client and PBCC, Client shall turn over said check to PBCC. PBCC will refund Client's portion to Client.

45. FINANCIAL RECORDS: Client will furnish PBCC financial statements and information as requested by PBCC from time to time.

46. TAX COMPLIANCE: Client will furnish PBCC upon request satisfactory proof of payment and/or compliance with all Federal, State and/or local tax requirements.

47. NOTICE OF LEVY: Client will promptly notify PBCC of any attachment, tax assessment or other legal process levied against Client or any of Client's customers.

48. NO PLEDGE: Client will not pledge the credit of PBCC to any person or business for any purpose whatsoever. 49. BOOK ENTRY: Client will, immediately upon sale of Accounts to PBCC, make proper entries on its books and records disclosing the absolute sale of said Accounts to PBCC.

50. LEGAL & COLLECTION FEES: Except as is prohibited by law, Client shall pay to PBCC all costs and expenses including without limitation attorney's fees and costs incurred by PBCC in the prosecution or enforcement of any of PBCC's rights, claims or causes of action which arise out or relate to or pertain to this Agreement

51. POWER OF ATTORNEY: Anyone or more of the following shall constitute a default provided that same is not cured or resolved within ten (10) business days:

(a) Strike out Client's address on all Accounts mailed to customers and put PBCC's address on all Accounts.

(b) Receive, open and dispose of all mail addressed to Client, or to Client's fictitious trade name via PBCC's address.

(c)Endorse the name of Client or Client's fictitious trade name on any checks or other payment that may come into the possession of PBCC on Accounts purchased by PBCC or pursuant to default.

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(d) In the event Client has not cured any default hereunder within the time specified, PBCC may, in Client's name, or otherwise, demand, sue for, collect, and give releases for any and all monies due or to become due on Accounts.

(e) Do any and all things necessary and proper to carry out the purpose intended by this Agreement.

(f) Execute and file a UCC-l Financing Statement, or UCC-2 as applicable, on behalf of Client evidencing and perfecting the security interest granted by Client to PBCC and renewing the security interest granted herein.

The authority granted PBCC herein shall remain in full force and effect until all assigned Accounts are paid in full and any indebtedness of Client to PBCC is discharged.

52. DOUBLE PAYMENTS: Should PBCC receive a double payment on an Account or other payment which is not identified, PBCC shall carry these sums as open items and shall return them to said Payor upon proper identification.

53. MAXIMUM ACCOUNT: The outstanding amount of Client's account with PBCC (that is, Accounts purchased by PBCC from Client and not yet paid by customer) shall not exceed the sum of unless otherwise agreed by the parties in writing.

54. HOLD HARMLESS: Client shall indemnify and hold PBCC free and harmless from and against any customer ill will arising from PBCC's collecting or attempting to collect any Accounts.

55. DEFAULTS: Anyone or more of the following shall be a default hereunder:

(a) Client shall fail to pay any indebtedness to PBCC when due.

(b) Client shall breach any term, provision, covenant, warranty or representation under this Agreement, or under any other agreements or contracts between Client and PBCC or obligation of Client to PBCC.

(c) The appointment of any receiver or trustee of all or a substantial portion of the assets of Client.

(d) Client shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors, or shall voluntarily file under any bankruptcy or similar law.

(e) Any involuntary petition in bankruptcy shall be filed against Client and shall not be dismissed within 60 days.

(f) Any levies of attachment, executions, tax assessments, tax liens, or similar process shall be issued against the Collateral and shall not be released within ten days thereof.

(g) Any financial statements, profit and loss statements, borrowing certificates, or schedules, or other statements furnished by Client to PBCC prove false or incorrect in any material respect.

(h) Client shall terminate/cease factoring while PBCC has factored Accounts outstanding as to which the entire collectability is uncertain.

56. REMEDIES AFTER DEFAULT: In the event of any default PBCC may do anyone or more of the following:

(a) Declare any indebtedness including outstanding factored Accounts, immediately due and payable;

(b) Notify any customers of Client default and take possession of Collateral and collect any Accounts without judicial process;

(c) Require Client to assemble the Collateral and the records pertaining to Accounts and make them available to PBCC at a place designated by PBCC:

(d) Enter the premises of Client and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral;

(e) Grant extensions, compromise claims, and settle Accounts for less than face value, all without prior notice to Client;

(f) Use, in connection with any assembly or disposition of the Collateral, any trademark. trade name, trade style, copyright, patent right or technical process L1sed or utilized by Client;

(g) Return any surplus realized to Client after deducting the actual expenses, attorneys' fees incurred by PBCC in resolving said default;

(h) Hold Client liable for any deficiency:

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(i) Any other remedy available to PBCC, whether in law or equity; and

(j) Terminate the Agreement forthwith.

57. TERMINATION: This Agreement shall have a minimum term of twelve (12) months and shall thereafter automatically renew for successive twelve (1 month periods unless terminated by certified written notice by either party thirty (30) prior to such renewal period.

58. POST-TERMINATION: Afterterminatiol1, Client shall be liable to PBCC for the full and prompt payment of the full amount of factored Accounts which are then outstanding and unpaid. disputed or undisputed, as well as any other indebtedness whatsoever, PBCC continues to have a security interest in the Collateral of Client until any existing indebtedness of Client to PBCC is paid in full.

59. BINDING ON FUTURE PARTIES: This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties thereto.

60. CUMULATIVE RIGHTS: All rights, remedies and powers granted to PBCC in this Agreement, or in any note or other agreement given by Client to PBCC, are cumulative and may be exercised singularly or concurrently with such other rights and PBCC may have. These rights may be exercised from time to time as to all or any part of the pledged Collateral as PBCC in its discretion may determine.

61. WRITTEN WAIVER: PBCC may not waive its rights and remedies unless the waiver is in writing and signed by PBCC. A waiver by PBCC of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

62. GOVERNING LAW; JURISDICTION AND VENUE: This Agreement shall be governed by and construed in accordance with the laws of the State of California. The sole and only proper jurisdiction and venue for any action under this Agreement shall be Orange County, California.

63. ARBITRATION: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, unless the parties agree to another arbitrator in writing, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration will be conducted in Orange County, California. In the event that any party's claim exceeds $1,500,000.00 exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators. Within fifteen (15) days after the commencement of arbitration, each party shall select one person to act as arbitrator, and the two (2) so selected shall select a third arbitrator within thirty (30) days of the commencement of the arbitration. If the arbitrators selected by the pa11ies are unable or fail to agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by AAA in accordance with its rules. All arbitrators shall serve as neutral, independent and impartial arbitrators. If the arbitration is to be conducted by a sole arbitrator, the arbitrator must be:

1. A retired judge with at least five (5) years of civil law experience; or

2. A lawyer with ten (10) years of active practice in commercial finance and asset based lending.

If the arbitration is conducted by three (3) arbitrators, at least two (2) of the three (3) arbitrators shall meet the requirements of items 1 and 2 above.

At the request of a pa11y, the arbitrator(s) shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within forty-five (45) days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator(s), and for good cause shown. Each deposition shall be limited to a maximum of six (6) hours duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. In any arbitration arising out of or related to this Agreement, requests for documents:

1. Shall be limited to documents which are directly relevant to significant issues in the case or to the case’s outcome;

2. Shall be restricted in terms of time frame, subject matter and persons or entities to which the requests pertain; and

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3. Shall not include broad phraseology such as "documents directly or indirectly related to arbitrators will have no authority to punitive or other not measured by the prevailing party's actual damages, except as may be required by statute. The arbitrator(s) may not award any incidental. indirect or consequential damages, including damages for lost profits. The award shall be in writing, shall be signed by a majority of the arbitrator(s), and shall include a statement setting forth the reasons for the disposition of any claim. The parties shall maintain the confidential nature of the arbitration proceeding and the reward, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.

64. INVALID PROVISIONS: If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

65. ENTIRE AGREEMENT: This instrument contains the entire Agreement between the parties. It is further agreed and represented by each party hereto that in executing this Agreement no party is relying on representations or promises of the other except as expressly set forth herein. It is further agreed that this Agreement is the final entire Agreement of the Parties. It supersedes all prior oral or written negotiations or Agreements. This Agreement may not be modified except in writing signed by both parties and attached hereto.

66. COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one agreement to be effective as of the Effective Date.

67. EFFECTIVE DATE: This Agreement becomes effective when it is accepted and executed by an authorized officer of PBCC.

68. INDEMNIFICATION: Client agrees to indemnify and hold PBCC harmless from any and all liability, claims and damages, including attorney fees, costs of suit and interest which PBCC may incur as a result of the failure of Client to pay withholding taxes due and payable to any taxing authority.

69. COSTS: Client shall pay $1,500.00 to PBCC for underwriting and other costs associated with verification of credit, consulting and credit research. UCC filing and registration fees shall be billed at PBCC's cost. All costs shall be reimbursed out of the first funding. Client shall pay said fee before or out of first funding and such fees are nonrefundable.

70. MINIMUM USAGE: Anything to the contrary notwithstanding, Client shall be charged a minimum usage discount fee each month equal to a factoring volume of not less than $500,000.00

SOUTHERN PRODUCTS. INC.	PACIFIC BUSINESS CAPITAL CORPORATION
By: /s/ Edward Meadows	By: /s/ Bernard J. Hittner
EDWARD MEADOWS, CEO	BERNARD J. HITTNER, CEO

ACKNOWLEDGMENT

STATE OF CALIFORNIA )

) SS

COUNTY OF ORANGE )

On the undersigned February 4, 2012, before me, Cathie F. Messenger, the undersigned Notary Public in and for the said State, personally EDWARD MEADOWS, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed within instrument and acknowledged to me that he executed the same in his authorized capacity. and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

/s/ Cathie F. Messenger

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EXHIBIT "A"

DEBTOR: SOUTHERN PRODUCTS. INC. dba SIGMAC USA

SECURED PARTY' PACIFIC BUSINESS CAPITAL CORPORATION

As collateral securing all present and future obligations of Debtor to Secured Party, Debtor hereby grants to Secured Party a security interest in the following, whether now owned or hereafter acquired:

1. ALL ASSETS, including but not limited to the following:

a. All accounts, contract rights, instruments, documents, chattel paper, choses in action, commercial tort claims, general intangibles (including but not limited to trademarks, tradenames. patents, copyrights and all other forms of intellectual property, and tax refunds), returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit or reserve accounts, special and general, whether on deposit with Secured Party or others;

b. All books and records including, but not limited to, computer tapes, disks, programs and other things upon which or in which such books or records are stored or maintained together with all equipment, machinery and inventory containing or used in connection with the use, preparation or maintenance of such books and records;

c. All inventory wherever located; all present and future claims against any supplier of any of the foregoing,

including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY'S SECURITY INTEREST;

d. All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR\ OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY. All warranty and other claims against any vendor or lessor of any of the foregoing;

e. All substitutions, replacements, additions, accessions, proceeds and products of any of the foregoing, whether due to voluntary or involuntary disposition, including, but not limited to money, deposit accounts, goods, tax refunds. Other tangible and intangible property;

f. All letter(s) of credit and beneficial interest there under;

g. All investment property; and

h. Insurance and the proceeds thereof covering any of the foregoing.

NOTICE- PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY'S RIGHTS BY SUCH ENCUMBRANCER.

IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR'S ACCOUNTS. CHATTEL PAPER OR GENERAL INTANGIBLES CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY AND THE COLLECTION AND RETENTION OF THE PROCEEDS OF THE ACCOUNTS WILL VIOLATE THE RIGHTS OF THE SECURED PARTY NAMED HEREIN.

SOUTHERN PRODUCTS. INC.

By: /s/ Edward Meadows

Name & Title: EDWARD MEADOWS - CEO

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